Exhibit 23.6



The Board of Directors
Comcast Corporation:

We consent to the incorporation by reference in the following Registration Statements of Comcast Corporation of our report dated February 12, 1993 relating to the consolidated balance sheet of Storer Communications, Inc. and subsidiaries (formerly SCI Holdings, Inc. and Storer Communications, Inc. and subsidiaries) as of December 31, 1992 and the related consolidated statements of operations, stockholders' equity (deficiency), cash flows and all related schedules for each of the years in the two-year period ended December 31, 1992, which report is incorporated by reference in the December 31, 1994 annual report on Form 10-K of Comcast Corporation.


                                                                                       Registration
     Registration Statements of Form S-8                                              Statement Number

Title of securities registered:
     The Comcast Corporation Retirement Investment Plan                                    33-41440
     Storer Communications Retirement Savings Plan                                         33-54365
     Stock Option Plans                                                                    33-25105
     Stock Option Plans                                                                    33-56903


     Registration Statements of Form S-3

Title of securities registered:
     Senior Debentures; Senior Subordinated Debentures;
       Subordinated Debentures; Preferred Stock, without par
       value; Depository Shares representing Preferred Stock;
       Class A Common Stock, $1.00 par value; Class A Special
       Common Stock, $1.00 par value and Warrants                                          33-40386
     Class A Special Common Stock $1.00 par value                                          33-46988
     Senior Debentures, Senior Subordinated Debentures and
       Subordinated Debentures                                                             33-57410
     Senior Debentures; Senior Subordinated Debentures;
       Subordinated Debentures; Preferred Stock, without par
       value; Depository Shares representing Preferred Stock;
       Class A Common Stock, $1.00 par value; Class A Special
       Common Stock, $1.00 par value and Warrants                                          33-50785


KPMG Peat Marwick LLP

Fort Lauderdale, Florida
February 22, 1995